Filed Pursuant to Rule 424(b)(5)

Registration No. 333-276318

PROSPECTUS SUPPLEMENT

(To the Prospectus Dated January 11, 2024)

Fathom Holdings Inc.

4,338,003 Shares of Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering in a registered direct offering to certain investors 3,505,634 shares of our common stock at a purchase price of $0.6847 per share. In addition, we are offering 832,639 shares of our common stock to Scott Flanders and Stephen Murray (our “Directors”), each of whom serve on our Board of Directors, who are also participating in this offering at an offering price of $0.7206 per share, which is the consolidated closing bid price of our common stock on The Nasdaq Capital Market on March 10, 2025.

Our common stock is listed on the Nasdaq Capital Market under the symbol “FTHM”. On March 10, 2025, the closing price of our common stock as reported on the Nasdaq Capital Market was $0.7206 per share.

The aggregate market value of our outstanding common stock held by non-affiliates as of the date of this prospectus supplement is $21,274,259 based on 14,671,903 shares of outstanding common stock held by non-affiliates, and a per share price of $1.45 based on the closing sale price of our common stock on January 21, 2025 (a date within 60 days of the date hereof). Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus supplement is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period if our public float, measured in accordance with such instruction, remains below $75.0 million. As of the date hereof, we have offered an aggregate of $97,155.42 of securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus supplement.

We are an “emerging growth company” and “smaller reporting company” as defined under the federal securities laws and, under applicable Securities and Exchange Commission rules, we have elected to comply with certain reduced public company reporting and disclosure requirements.

Investing in our securities involves a high degree of risk. Before making any investment decision, you should carefully review and consider all the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the risks and uncertainties described under “Risk Factors” beginning on page S-7 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus.

There is no placement agent or underwriter in connection with this offering, and, accordingly, we will receive all of the proceeds from the offering.

Delivery of our shares of common stock is expected to be made on or about March 14, 2025, subject to satisfaction of customary closing conditions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 10, 2025.

Prospectus

About this Prospectus Supplement

This prospectus supplement and the accompanying prospectus dated January 11, 2024 are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. This prospectus supplement and the accompanying prospectus relate to the offer by us of shares of our common stock. We provide information to you about this offering in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus supplement,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference herein prior to the date of this prospectus supplement, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus-the statement in the document having the later date modifies or supersedes the earlier statement. You should also read and consider the information in the documents we have referred you to under the heading “Where You Can Find More Information; Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision.

You should rely only on information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. We are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus, the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering are accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement or of any sale of our securities.

When we refer to “Fathom,” “Company,” “we,” “our” and “us” in this prospectus supplement, we mean Fathom Holdings Inc. and its consolidated subsidiaries, unless otherwise specified.

“Fathom”, the Fathom logo and other trademarks or service marks of Fathom Holdings Inc. appearing in this prospectus supplement are the property of Fathom Holdings Inc. Each trademark, trade name, service mark or copyright of any other company appearing or incorporated by reference in this prospectus belongs to its holder. Solely for convenience, trademarks, trade names, service marks and copyrights referred to in this prospectus may appear with or without the “©”, “®” or “™” symbols, but the inclusion, or not, of such references are not intended to indicate, in any way, that we, or the applicable owner, will not assert, to the fullest extent possible under applicable law, our or their, as applicable, rights to these trademarks, trade names service marks or copyrights. We do not intend our use or display of other companies’ trademarks, trade names, service marks or copyrights to imply a relationship with, or endorsement or sponsorship of us by, such other companies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering contain or may include “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Section 27A of the Securities Act of 1933, as amended, or the Securities Act. For these purposes, any statements contained or incorporated by reference herein regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, other than statements of historical facts, are forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “plans,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” “aims,” “projects,” “predicts,” “pro forma,” “anticipates,” “potential” or other similar words (including their use in the negative), or by discussions of future matters and other statements that are not historical.

These statements are based upon the current beliefs and expectations of our management but are subject to significant risks and uncertainties, including:

•	the risks associated with government spending, inflation, the Federal Reserve’s policies and rate increases, and the unprecedented rapid increase in mortgage interest rates;

•	our ability to remain an innovative leader in the real estate industry;

•	our ability to effectively manage rapid growth in our business;

•	any failure to prevent security breaches, cybersecurity incidents, and interruptions, delays and failures in our systems and operations;

•	our ability to grow in the various local markets that we serve or expand into adjacent markets;

•	our ability to identify and pursue new business opportunities;

•	our value proposition for agents, including allowing them to keep more of their commissions than traditional companies do, and receive equity in our Company;

•	our ability to make sure agents understand our value proposition so that we can attract, retain and incentivize agents;

•	our ability to attract and retain additional qualified agents and other personnel;

•	our ability to compete effectively with existing and new companies in the real estate industry;

•	the risks associated with making meaningful comparisons of successive quarters;

•	our non-GAAP operating performance, as reported using Adjusted EBITDA, which is not equivalent to net income (loss) as determined under GAAP;

•	our failure to be able to expand, maintain and improve the systems and technologies upon which we rely on to operate;

•	our ability to maintain compliance with the law and regulations of federal, state, foreign, county governmental authorities, or private associations and governing boards, including anti-trust laws that are the subject of ongoing litigation in a number of states;

•	our ability to sell originated loans;

•	our ability to obtain sufficient financing to fund the origination of mortgage loans and grow our mortgage business;

•	our ability to establish and maintain effective internal controls over financial reporting;

•	the risks associated with the failure of our mortgage business to sell its originated loans;

•	the risks associated with the loss of our current executive officers or other key management;

•	the risks associated with employee or agent litigation and unfavorable publicity;

•	our failure to protect intellectual property rights;

•	our ability to be able to evaluate potential vendors, suppliers and other business partners for acquisition in order to accelerate growth;

•	our ability to integrate our recently acquired businesses;

•	our future revenues and growth prospects and our dependence on other contractors;

•	our potential need to acquire additional capital to support business growth, which might not be available on acceptable terms, if at all;

•	the risks associated with our bitcoin treasury strategy and the high volatility and counterparty risks associated with bitcoin;

•	the accounting, regulatory, commercial, and technical risks associated with bitcoin;

•	our ability to obtain sufficient additional capital on reasonable terms in order to grow our business;

•	the risks associated with litigation filed by or against us, and adverse results therefrom;

•	our ability to manage technology that is currently being developed in foreign countries, including Brazil, which makes us subject to certain risks associated with foreign laws and regulations; and

•	other factors discussed elsewhere in this prospectus and in any prospectus supplement and in any document incorporated herein or therein by reference.

We might not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included more detailed disclosure about important factors in the cautionary statements included in this prospectus, particularly under “Risk Factors” on page S-7 of this prospectus supplement and the documents incorporated herein that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. The environment in which we operate is highly competitive and rapidly changing and it is not possible for our management to predict all risks, as new risks emerge from time to time, such as the unprecedented increases in interest rates and the anti-trust litigation against many participants in the real estate industry in a number of states.

You should read this prospectus supplement and the documents incorporated by reference to this prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in other parts of this prospectus supplement, the accompanying prospectus or information incorporated by reference herein or therein from our filings with the SEC, listed in the section of this prospectus supplement entitled “Incorporation of Certain Information by Reference.” Because it is only a summary, it does not contain all of the information that you should consider before purchasing our common stock in this offering and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. You should read the entire prospectus supplement, the accompanying prospectus, the registration statement of which this prospectus supplement and the accompanying prospectus are a part, and the information incorporated by reference herein in their entirety, including the “Risk Factors” beginning on page S-7 of this prospectus supplement and page 7 of the accompany prospectus and our financial statements and the related notes incorporated by reference into this prospectus supplement and the accompanying prospectus, before purchasing our common stock in this offering.

Company Overview

Fathom Realty LLC was founded in January 2010 and later incorporated as Fathom Holdings Inc. in the state of North Carolina on May 5, 2017. We are a national, technology-driven, real estate services platform integrating residential brokerage, mortgage, title, insurance, and Software as a Service (“SaaS”) offerings to brokerages and agents by leveraging intelliAgent, our proprietary cloud-based software. The Company’s brands include Fathom Realty, Encompass Lending, intelliAgent, LiveBy, Real Results, and Verus Title.

For Fathom Realty, our core business, our overhead business model leverages our proprietary software platform for management of real estate brokerage back-office functions, without the cost of physical brick and mortar offices or of redundant personnel. As a result, we can offer our agents significantly more of their commissions compared to traditional real estate brokerage firms; we do not split our agents’ commissions, but instead charge a flat fee per real estate transaction. We believe we offer our agents some of the best technology, training, and support available in the industry. We also offer our agents valuable benefits, including equity in our Company if they achieve growth goals. We believe our commission structure, business model, advanced technology offerings, and our focus on treating our agents well attract more agents and higher producing agents to join and stay with our Company.

Fathom Realty’s commission model is designed to empower real estate agents to build a more profitable business by allowing them to keep a high percentage of their commission without sacrificing support, technology, or training. We believe that by simply joining our company, agents from traditional model brokerages can increase their income by over 25% on average. More importantly, agents are able to take that increase and reinvest it into their marketing thereby increasing their number of transactions and revenue which also benefits Fathom.

In just fourteen years since we launched our Company, we have grown rapidly with operations in 43 states plus the District of Columbia.

Implications of Being An Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An emerging growth company may take advantage of specified exemptions from various requirements that are otherwise applicable generally to public companies in the United States. These provisions include:

•	presenting only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

•	reduced disclosure about our executive compensation arrangements;

•	an exemption from the requirements to hold non-binding advisory votes on executive compensation and golden parachute payments;

•	an exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting; and

•	an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements.

We will remain an emerging growth company until the earliest to occur of:

•	the last day of the fiscal year in which we have annual gross revenues of $1.235 billion or more;

•	the date on which we have issued more than $1.0 billion in non-convertible debt in the previous three years;

•	the last day of the fiscal year in which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common stock that is held by non-affiliates is $700.0 million or more as of the last business day of the second fiscal quarter of such year; and

•	December 31, 2025.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our investors may be different from the information you might receive from other public reporting companies that are not emerging growth companies in which you hold equity interests. It is possible that some investors will find our common stock less attractive as a result of our elections, which may cause a less active trading market for our common stock and more volatility in our stock price. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption and, therefore, while we are an emerging growth company, we will not be subject to new or revised accounting standards at the same time that they become applicable to other public companies that are not emerging growth companies. To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, we will continue to be permitted to make certain reduced disclosures in our periodic reports and other documents that we file with the SEC.

Expected Changes to Board Composition

We have agreed to appoint Adam Rothstein (the “Director Designee”) to our Board, subject to approval by the Board upon the recommendation of the Nominating and Corporate Governance Committee of the Board, to serve as a director until the Company’s 2025 annual meeting of shareholders or until his successor is duly elected and qualified, which approval shall not be unreasonably withheld and shall be effective upon closing of this offering. In connection with the Director Designee’s appointment to the Board, the Company will also appoint the Director Designee to the Audit Committee, the Nominating and Corporate Governance Committee and to the newly formed Strategy and Innovation Committee of the Board of Directors (together, the “Board Committees”).

Corporate Information

We were incorporated under the laws of the state of North Carolina on May 5, 2017 as a private company. We completed our initial public offering in July 2020.

Our principal executive offices are located at 2000 Regency Parkway Drive, Suite 300, Cary, North Carolina, NC 27518 and our telephone number is (888) 455-6040. Our corporate website address is www.fathomrealty.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Exchange Act will be made available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The contents of our website are not incorporated into this prospectus supplement and our reference to the URL for our website is intended to be an inactive textual reference only.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments thereto reflected in subsequent filings, each of which are incorporated by reference in this prospectus supplement and the accompanying prospectus, and all of the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks are realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline, and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Relating to This Offering

Future sales of our common stock, or the perception that such future sales may occur, might cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales could occur, following this offering could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are, and the shares of common stock sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act.

We will have broad discretion in how we use the net proceeds of this offering. We might not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.

Although we currently intend to use the net proceeds from this offering in the manner described in the section entitled “Use of Proceeds” in this prospectus supplement, we will have considerable discretion in the application of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our shareholders. The failure by our management to apply these funds effectively could result in financial losses that could cause the price of our common stock to decline and delay the development of additional products and services. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

If you purchase shares of our common stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

The offering price per share of common stock in this offering exceeds the net tangible book value per share of our outstanding common stock. As a result, investors purchasing shares of common stock in this offering may experience immediate and substantial dilution in the net tangible book value of the shares they purchase. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent we need to raise additional capital in the future and we issue additional equity or convertible debt securities, our then existing stockholders may experience dilution and the new securities may have rights senior to those of the securities offered in this offering.

We do not expect to pay dividends in the foreseeable future. As a result, you must rely on stock appreciation for any return on your investment.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends will also depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors. Accordingly, you will have to rely on capital appreciation, if any, to earn a return on your investment in our common stock. Furthermore, we may in the future become subject to additional contractual restrictions on, or prohibitions against, the payment of dividends.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of securities in this offering will be approximately $2.9 million, after deducting estimated offering expenses payable by us.

We intend to use the net proceeds from this offering, together with our existing cash and cash equivalents and short-term investments, for general corporate and working capital purposes, including funding strategic acquisitions of businesses that are complementary to our own. The amounts and timing of our actual expenditures will depend on numerous factors as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DILUTION

If you invest in our securities in this offering, your interest will be diluted to the extent of the difference between the offering price per share and the net tangible book value per share of our common stock after this offering. Our net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of shares of our common stock outstanding. As of September 30, 2024, our net tangible book value was $6.2 million, or $0.29 per share of common stock, based on 21,798,554 shares of our common stock outstanding as of September 30, 2024.

After giving effect to our sale in this offering of an aggregate of 4,338,003 shares of common stock at (i) an offering price of $0.6847 per share to certain investors, and, (ii) an offering price of $0.7206 per share to our Directors, after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2024 would have been $9.2 million, or $0.34 per share. This represents an immediate increase of net tangible book value of $0.05 per share to our existing stockholders and an immediate dilution of $0.35 per share to the investors purchasing securities in this offering. The following table illustrates this per share dilution.

Offering price per share of common stock (1)		$0.6915
Net tangible book value per share at September 30, 2024	$0.29
Increase per share attributable to new investors purchasing shares in this offering	$0.05
As adjusted net tangible book value per share as of September 30, 2024, after giving effect to this offering		$0.34
Dilution per share to new investors purchasing our common stock in this offering		$0.35

(1)	Represents the weighted average offering price.

PLAN OF DISTRIBUTION

The shares of common stock are being sold directly to investors pursuant to a securities purchase agreement and not through any placement agent or underwriter, so there will be no placement agent or underwriters fees payable by us in the offering.

Delivery of the securities offered hereby is expected to take place on or about March 14, 2025, subject to satisfaction of certain closing conditions.

We estimate the total expenses of this offering paid or payable by us will be approximately $0.1 million.

The purchase and sales under the purchase agreement are registered pursuant to our shelf registration statement on Form S-3 File Number 333-276318 and as to which this prospectus supplement relates.

LEGAL MATTERS

Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina will pass upon certain legal matters relating to the issuance and sale of the common stock offered hereby on behalf of Fathom Holdings Inc.

EXPERTS

The financial statements of Fathom Holdings Inc. as of December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023, incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus supplement. This prospectus supplement does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus supplement is 001-39412. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 19, 2024, as amended on April 29, 2024 and July 2, 2024);

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as filed with the SEC on May 13, 2024;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, as filed with the SEC on August 13, 2024;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, as filed with the SEC on November 12, 2024;

•	Our Current Reports on Form 8-K filed with the SEC on May 9, 2024 (the first of two such filings), August 19, 2024, September 27, 2024, November 4, 2024, November 7, 2024 (the second of two such filings), January 23, 2025, February 28, 2025, and March 10, 2025, in each case only to the extent the information in such report is filed and not furnished; and

•	The description of our common stock contained our Registration Statement on Form 8-A as filed with the SEC on July 28, 2020, including any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference into this prospectus supplement all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement in a document incorporated by reference or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement, including exhibits to these documents. You should direct any requests for documents to Fathom Holdings Inc., 2000 Regency Parkway Drive, Suite 300, Cary, NC 27518, telephone (888) 455-6040.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

PROSPECTUS

$100,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights and/or
Units

Up to 4,402,761 Shares of Common Stock Offered by the Selling Shareholder

We may offer and sell from time to time up to $100,000,000 of our shares of common stock; shares of preferred stock; debt securities; warrants; rights to purchase common stock, preferred stock, debt securities or units; or units that include any of these securities, in one or more offerings in amounts, at prices and on terms that we will determine at the time of offering.

The selling shareholder named in this prospectus may offer and sell up to an aggregate of 4,402,761 shares of our common stock from time to time in one or more offerings in amounts, at prices and on terms that will be determined at the time of such offerings. We will not receive any proceeds from any sale of our common stock by the selling shareholder.

This prospectus provides you with a general description of our common stock that we and the selling shareholder may offer as well as other securities that we may offer. A prospectus supplement containing specific information about the terms of the securities being offered and the offering, including the compensation of any underwriter, agent or dealer, will accompany this prospectus to the extent required. In the case of an offering by the selling shareholder, information about the selling shareholder, including the relationship between the selling shareholder and us, will also be included in the applicable prospectus supplement. Any prospectus supplement may also add, update or change information contained in this prospectus. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement, together with additional information described in “Where You Can Find Additional Information” and “Incorporation of Documents by Reference”, before you invest in our securities.

The aggregate market value of our outstanding common stock held by non-affiliates as of the date of this prospectus is $44.4 million, based on 20,624,967 shares of outstanding common stock held by non-affiliates, and a per share price of $3.70, based on the closing sale price of our common stock on December 21, 2023 (a date within 60 days of the date hereof). Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period if our public float, measured in accordance with such instruction, remains below $75.0 million. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

We are an “emerging growth company” under the federal securities laws and, as such, we are subject to reduced public company disclosure standards.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, to read about factors you should consider before investing in our securities.

Our common stock is listed on the Nasdaq Capital Market under the symbol “FTHM”. The last reported sale price of our common stock on December 27, 2023 was $3.72 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 11, 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process or continuous offering process. By using a shelf registration statement, we and/or the selling shareholder to be named in a prospectus supplement to this prospectus may, from time to time, offer shares of our common stock; and we may, from time to time, offer shares of our preferred stock, debt securities, warrants for such securities, rights to purchase our securities, and/or units that include any of these securities, in one or more offerings, up to a total dollar amount of  $100,000,000.

This prospectus provides you with a general description of the securities we and/or the selling shareholder may offer. Each time we and/or the selling shareholder offer securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

We and/or the selling shareholder may sell the securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. See “Plan of Distribution” on page 10. A prospectus supplement, which we will provide to you each time we and/or the selling shareholder offer securities using this registration statement, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Prospectus supplements may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with any applicable prospectus supplements and the documents incorporated by reference into this prospectus or any prospectus supplement, will include material information relating to the offering. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find Additional Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor the selling shareholder have authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any prospectus supplement. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any prospectus supplement or any sale of a security.

To the extent there are inconsistencies between this prospectus, any prospectus supplement and any documents incorporated by reference, the document with the most recent date will control.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement.

Unless the context indicates otherwise, as used in this prospectus, the terms “Fathom,” “we,” “us,” “our,” “the Company,” “our Company” and “our business” refer to Fathom Holdings Inc. and its direct and indirect subsidiaries.

This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus regarding our strategy, future operations, future product research or development, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “goals,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “forecast” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this prospectus are subject to a number of risks, including, but are not limited to:

•	the risks associated with government spending, inflation, the Federal Reserve’s policies and rate increases, and the unprecedented rapid increase in mortgage interest rates;

•	our ability to remain an innovative leader in the real estate industry;

•	whether or not we are able to effectively manage rapid growth in our business;

•	our failure to prevent security breaches, cybersecurity incidents, and interruptions, delays and failures in our systems and operations;

•	the risks associated with the COVID-19 pandemic;

•	our ability to grow in the various local markets that we serve or expand into adjacent markets;

•	whether or not we are successful in identifying and pursuing new business opportunities;

•	our value proposition for agents, including allowing them to keep more of their commissions than traditional companies do, and receive equity in our Company;

•	our ability to make sure agents understand our value proposition so that we can attract, retain and incentivize agents;

•	our ability to attract and retain additional qualified agents and other personnel;

•	our ability to compete effectively with existing and new companies in the real estate industry;

•	the risks associated with making meaningful comparisons of successive quarters;

•	our non-GAAP operating performance, as reported using Adjusted EBITDA, which is not equivalent to net income (loss) as determined under GAAP;

•	our ability to protect the privacy of employees, independent contractors, or consumers or personal information that they share with us so that we do not harm our reputation and business;

•	our failure to be able to expand, maintain and improve the systems and technologies upon which we rely on to operate;

•	if we fail to maintain compliance with the law and regulations of federal, state, foreign, county governmental authorities, or private associations and governing boards, including anti-trust laws that are the subject of ongoing litigation in a number of states, such as Texas where we have been named as a defendant;

•	our ability to sell originated loans;

•	our ability to obtain sufficient financing to fund the origination of mortgage loans and grow our mortgage business;

•	our ability to establish and maintain effective internal controls over financial reporting;

•	the risks associated with the failure of our mortgage business to sell its originated loans;

•	the risks associated with the loss of our current executive officers or other key management;

•	the risks associated with employee or agent litigation and unfavorable publicity;

•	our failure to protect intellectual property rights;

•	our ability to be able to evaluate potential vendors, suppliers and other business partners for acquisition in order to accelerate growth;

•	our ability to integrate our recently acquired businesses;

•	our future revenues and growth prospects and our dependence on other contractors;

•	our potential need to acquire additional capital to support business growth, which might not be available on acceptable terms, if at all;

•	our ability to obtain sufficient additional capital on reasonable terms in order to grow our business;

•	the risks associated with litigation filed by or against us, and adverse results therefrom;

•	our ability to manage technology that is currently being developed in foreign countries, including Brazil, which makes us subject to certain risks associated with foreign laws and regulations; and

•	other factors discussed elsewhere in this prospectus and in any prospectus supplement and in any document incorporated herein or therein by reference.

We might not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included more detailed disclosure about important factors in the cautionary statements included in this prospectus, particularly under “Risk Factors” on page 7 of this prospectus and the documents incorporated herein that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. The environment in which we operate is highly competitive and rapidly changing and it is not possible for our management to predict all risks, as new risks emerge from time to time, such as the unprecedented increases in interest rates and the anti-trust litigation against many participants in the real estate industry in a number of states, including Texas where we have been named as a defendant.

You should read this prospectus and the documents that we have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus. You also should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed in this prospectus.

THE COMPANY

Overview

Fathom Holdings Inc. is a technology-driven, real estate services platform integrating residential brokerage, mortgage, title, insurance, and SaaS offerings to brokerages and agents by leveraging its proprietary cloud-based software, intelliAgent. The Company's brands include Fathom Realty, Dagley Insurance, Encompass Lending, intelliAgent, Real Results, and Verus Title, with operations in over 30 states across the United States.

In exchange for our real estate services, we are compensated by commission income earned upon closing of the sale of a property or execution of a lease. Typically, within the brokerage industry, all brokers involved in a sale are compensated based on commission rates negotiated in a listing agreement. Agents on the “buy” and “sell” sides of each transaction share the total commission identified in the listing agreement. We may provide services to the buyer, seller, or both parties to a transaction.

Our commission model is designed to empower real estate agents to build a more profitable business by allowing them to keep a higher percentage of their commission without sacrificing support, technology, or training. We believe that by simply joining our Company, agents from traditional model brokerages can increase their income by over 25% on average. More importantly, agents are able to take that increase and reinvest it into their marketing thereby increasing their number of transactions and revenue.

As we attract more agents to our low-cost real estate brokerage, we have more opportunities to capture additional revenue from the transactions through mortgage, title, and insurance offerings.

Generally speaking, there are only two ways to make more money in real estate: increase revenue or decrease expenses. Our low flat transaction fee model provides agents with more money to outspend their competition on marketing while netting the same amount of money as an agent at a traditional brokerage. Traditional brokerage companies retain between 20% and 50% in commission splits from their agents. Below is an example of a traditional brokerage company’s commission model assuming a 30% split, versus our commission model. This is an example of potential commission savings, and results similar to the example below are not guaranteed.

We believe our commission model also allows agents to directly compete against discount brokerages and other disruptive new competitors. The flat transaction fee that we charge to our agents allows them to charge whatever commission they need to be highly competitive.

We recognize revenue from the brokerage business primarily through the commissions that our agents charge their clients. In fiscal 2023, through December 31, 2023, from the gross commission revenue, we keep a flat transaction fee of $550 and the remainder is paid to the agent. Annually for each agent, this $550 transaction fee is charged for the agent’s first 15 sales per agent’s anniversary year and then $150 per sale for the rest of their anniversary year. For leases, we recognize revenue through lease commissions negotiated between our agents and landlords, and we retain $85 per transaction and the remainder is paid to the agent. Each year, every agent also pays a fee of $600 on their first sale (recognized in Cost of Revenue over the year), which helps cover our operating costs such as technology, errors and omissions insurance, training, and oversight. In 2023, our average cost to recruit a new agent was $950 and our annual costs associated with each agent was $425, so we break even in an agent’s first year if he or she closes just two sales.

Beginning January 1, 2024, the annual fee on an agent’s first transaction will increase to $700. In addition, we will collect a new High-Value Property fee on sales of properties over $600,000. This new High-Value Property fee will consist of an additional $200 on properties priced between $600,000 and $999,999. Then, there will be an additional fee of $250 charged for each $500,000 over a $1,000,000 property price.

In just ten years since we launched our Company, we have grown rapidly with operations in over 37 states or districts. We have been included in the Inc. 500 list of fastest growing businesses in the United States each year from 2014 through 2017, and the Inc. 5000 for 2018 and 2019 prior to taking the Company public. In March of 2021, we were ranked as the 9th largest independent real estate brokerage firm and the 11th overall largest brokerage firm in the United States. These rankings were published by The Real Trends Five Hundred based on several criteria including transaction sides, sales volume, affiliation, top movers, core services, and others. Fathom has also been listed in the top three spots for the Top 100 Places to Work in Dallas Fort Worth four years in a row by the Dallas Morning News.

As of September 30, 2023, we had approximately 11,333 agent licenses. This figure represents growth of approximately 13.4% year-over-year.

In November of 2020, we finalized our acquisition of Verus Title Inc., a technology-based provider of title insurance services for the residential real estate market (“Verus”). Verus currently operates in 30 states, utilizing a virtual model with minimal offices, with plans for a full U.S. rollout over the long-term. We believe this acquisition has the potential to increase our revenue per agent and per transaction as we integrate Verus into our various markets across the United States.

In March of 2021 we, through our wholly owned subsidiary IntelliAgent, LLC, completed the acquisition of technology platform Naberly Solutions to reduce Fathom’s reliance on third-party technology providers and offer more robust technology to agents to help them grow their businesses.

In March of 2021, we also finalized the acquisition of Red Barn Real Estate, an approximately 230 agent real estate brokerage located in the Atlanta, Georgia market.

In April 2021, we purchased 100% of the outstanding capital stock of E4:9 Holdings, Inc., a holding company with three operating subsidiaries, Encompass Lending Group (mortgage), Dagley Insurance Agency (home, auto, and other insurance) and Real Results (lead generation). These companies are expected to provide agents and associates with new opportunities to grow their businesses, while giving consumers a one-stop-shop for all of their housing needs.

Also in April 2021 we purchased 100% of outstanding capital stock of LiveBy, Inc., a SaaS business with a technology platform that offers competitive, hyper-local tools for real estate professionals.

In June 2021 we completed the acquisition of the real estate brokerage business of Epic Realty, LLC, a growing regional brokerage based in greater Boise, Idaho, with approximately 350 agents.

Recent Developments

As previously reported by us in a Current Report on Form 8-K filed on November 28, 2023, we have been named as a defendant in a purported class action complaint in the United States District Court for the Eastern District of Texas Sherman Division, filed on November 13, 2023, by plaintiffs QJ Team, LLC and Five Points Holdings, LLC, individually and on behalf of all other persons similarly situated. A second purported class action complaint was filed on December 14, 2023, by plaintiffs Julie Martin, Mark Adams and Adelaida Matta in the same court, naming us as a defendant along with others, many of whom are also named in the first lawsuit. These lawsuits are purportedly brought on behalf of a class consisting of all persons who listed properties on a Multiple Listing Service in Texas (the “MLS) using a listing agent or broker affiliated with one of the defendants named in the lawsuits and paid a buyer broker commission beginning on November 13, 2019. The lawsuits allege unlawful conspiracy in violation of federal antitrust law and, against certain defendants (but not us) deceptive trade practices under the Texas Deceptive Trade Practices Act. We expect additional lawsuits to be filed, given the breadth of the residential real estate industry and the volume of participants in the residential real estate industry in Texas and the rest of the United States.

Though we intend to vigorously defend ourselves as we believe the lawsuits are particularly without merit with respect to us because of our flat fee business model, we cannot predict with certainty the cost of our defense, the cost of prosecution, insurance coverage, or the ultimate outcome of the lawsuits and any others that might be filed in the future, including remedies or damage awards. Adverse results in such litigation might harm our business and financial condition. Moreover, defending these lawsuits, regardless of their merits, could entail substantial expense and require the time and attention of our key management personnel.

Corporate Information

We were incorporated under the laws of the state of North Carolina on May 5, 2017 as a private company. We completed our initial public offering in July 2020.

Our principal executive offices are located at 2000 Regency Parkway Drive, Suite 300, Cary, North Carolina, NC 27518 and our telephone number is (888) 455-6040. Our corporate website address is www.fathomrealty.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Exchange Act will be made available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The contents of our website are not incorporated into this prospectus and our reference to the URL for our website is intended to be an inactive textual reference only.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the JOBS Act and therefore we may take advantage of certain exemptions from various public company reporting requirements. As an “emerging growth company”:

•	we will present no more than two years of audited financial statements and no more than two years of related management’s discussion and analysis of financial condition and results of operations;

•	we will avail ourselves of the exemption from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act (this exemption was recently extended indefinitely for smaller reporting companies, as defined in Rule 12b-2 of the Exchange Act, with revenue of less than $100 million);

•	we will provide less extensive disclosure about our executive compensation arrangements; and

•	we will not require shareholder non-binding advisory votes on executive compensation or golden parachute arrangements.

However, we have chosen to irrevocably opt out of the extended transition periods available under the JOBS Act for complying with new or revised accounting standards. We will remain an “emerging growth company” for up to five years, although we will cease to be an “emerging growth company” upon the earliest of (1) December 31, 2025, (2) the last day of the first fiscal year in which our annual gross revenues are $1.07 billion or more, (3) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities, and (4) the date on which we are deemed to be a “large accelerated filer” as defined in the Exchange Act.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described herein and in “Risk Factors” in our most recently filed Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that have been or will be incorporated by reference in this prospectus. The prospectus supplement relating to a particular offering of our securities may also discuss certain risks of investing in that offering. The risks incorporated herein by reference and set forth or incorporated by reference in any prospectus supplement are those which we believe are the material risks that we face. The occurrence of any of such risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our common stock could decline, the value of any other securities we may issue could decline, and you could lose part or all of your investment.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities offered by us pursuant to this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities by us under this prospectus for general corporate purposes, including financing growth by obtaining agents at a faster pace, developing new services and funding capital expenditures, acquisitions, and investments, and general and administrative expenses. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities by us. Pending the application of any net proceeds, we intend to invest the net proceeds generally in short-term, investment grade, interest-bearing securities. In the case of a sale of shares of our common stock by the selling shareholder, we will not receive any proceeds from the sale of those shares of our common stock.

SELLING SHAREHOLDER

This prospectus also relates to the possible resale by one of our shareholders of up to an aggregate of 4,402,761 shares of our common stock (plus an indeterminate number of shares of our common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act) that were previously acquired by selling shareholder as founder’s shares in connection with our formation, through private offerings prior to our initial public offering, as equity compensation in the form of restricted shares or restricted share units pursuant to the Company’s 2017 Stock Plan and/or the Company’s 2019 Omnibus Stock Incentive Plan. Unless the context otherwise requires, as used in this prospectus, “selling shareholder” includes the selling shareholder named in the table below and his affiliates, donees, pledgees, transferees or other successors-in-interest selling shares received from the selling shareholder as a gift, pledge, partnership distribution or other transfer after the date of this prospectus, and any such persons will be named in the applicable prospectus supplement. We are registering the shares of common stock in order to permit the selling shareholder to offer the shares for resale from time to time.

The selling shareholder is Joshua Harley, our founder and formerly our Chairman, Chief Executive Officer and a director of the Company. The selling shareholder is not an affiliate of any broker-dealer.

The following table, based upon information currently known by us, sets forth as of December 29, 2023: (i) the number of shares of common stock held of record or beneficially by the selling shareholder as of such date (as determined below); and (ii) the number of shares that may be offered under this prospectus by the selling shareholder. The beneficial ownership of the common stock set forth in the following table is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. This table is based upon information supplied to us by the selling shareholder and information filed with the SEC. Each selling shareholder may sell or transfer all or a portion of his or her shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act. The address for the selling shareholder is c/o Fathom Holdings Inc., 2000 Regency Parkway Drive, Suite 300, Cary, North Carolina. Applicable percentage ownership is based on 20,624,964 shares of our common stock outstanding as of December 22, 2023.

Name and Address	Number of Shares Beneficially Owned Prior to Offering (1)		Number of Shares Registered for Sale		Number of Shares to be Owned after the Offering		Percent of Outstanding Shares to be Owned after the Offering
Joshua Harley	4,745,793	(2)	4,402,761	(3)	343,032	(4)	*	%

(1)	We do not know when or in what amounts the selling shareholder will offer shares for sale, if at all. The selling shareholder may sell any or all of the shares included in and offered by this prospectus. Because the selling shareholder may offer all or some of the shares pursuant to this offering, we cannot estimate the number of shares that will be held by the selling shareholder after completion of this offering. However, for purposes of this table, we have assumed that after completion of this offering, none of the shares included in and covered by this prospectus will be held by the selling shareholder.

(2)	Consists of (i) 1,846,295 shares held by Mr. Harley; (ii) 9,558 shares under a restricted stock award that will vest in full on July 2, 2024; 4,426 shares under a restricted award that will vest in full on July 1, 2024; 18,466 shares under a restricted award that will vest in full on November 30, 2024; 29,616 shares under a restricted award that will vest in full on July 2, 2024; 31,888 shares under a restricted award that vested in full on December 14, 2023; 47,170 shares under a restricted award that vested in full on December 14, 2023; 58,140 shares under a restricted award that will vest in full on July 2, 2024; and 58,824 shares under a restricted award that will vest in full on August 30, 2024; (iii) 225,000 shares issuable under restricted stock units that vest in full on September 10, 2024; (iv) an aggregate of 1,710,346 shares held by three trusts for which Mr. Harley serves as a trustee and one of which he is a beneficiary; (v) 363,032 shares held in trust for Mr. Harley’s wife in which Mr. Harley has voting control; and (vi) 343,032 shares that are held in trust for Mr. Harley’s brother-in-law in which Mr. Harley has voting control.

(3)	Consists of (i) 1,846,295 shares held by Mr. Harley; (ii) 9,558 shares under a restricted stock award that will vest in full on July 2, 2024; 4,426 shares under a restricted award that will vest in full on July 1, 2024; 18,466 shares under a restricted award that will vest in full on November 30, 2024; 29,616 shares under a restricted award that will vest in full on July 2, 2024; 31,888 shares under a restricted award that vested in full on December 14, 2023; 47,170 shares under a restricted award that vested in full on December 14, 2023; 58,140 shares under a restricted award that will vest in full on July 2, 2024; and 58,824 shares under a restricted award that will vest in full on August 30, 2024; (iii) 225,000 shares issuable under restricted stock units that vest in full on September 10, 2024; (iv) an aggregate of 1,710,346 shares held by three trusts for which Mr. Harley serves as a trustee and one of which he is a beneficiary; (v) 363,032 shares held in trust for Mr. Harley’s wife in which Mr. Harley has voting control.

(4)	Consists of 343,032 shares that are held in trust for Mr. Harley’s brother-in-law in which Mr. Harley has voting control.

PLAN OF DISTRIBUTION

We and/or the selling shareholder, if applicable, may sell securities pursuant to this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We and/or the selling shareholder may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We and/or the selling shareholder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any selling shareholder, and their relationship to us;

•	the name or names of the underwriters, if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds and use of proceeds, if any, we will receive from the sale;

•	any public offering price;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we and/or the selling shareholder will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale, and we and/or the selling shareholder will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we and/or the selling shareholder may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If such option is granted, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we and/or the selling shareholder will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us and/or the selling shareholder to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we and/or the selling shareholder will authorize underwriters or other persons acting as our and/or the selling shareholder’s agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our and/or the ’ approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our and/or the selling shareholder’s agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us and/or the selling shareholder. Any remarketing firm will be identified and the terms of its agreement, if any, with us and/or the selling shareholder and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us and/or the selling shareholder or one or more of our or the selling shareholder’s respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us and/or the selling shareholder, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

The selling shareholder may also sell securities under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under this prospectus. Registration of the common stock covered by this prospectus does not mean that any shares of common stock will be offered or sold.

DESCRIPTION OF OUR CAPITAL STOCK

The following description summarizes the material terms of our capital stock as of the date of this prospectus. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of our capital stock, you should refer to our Restated Articles of Incorporation, as amended, and our Second Amended and Restated Bylaws, and to the provisions of applicable North Carolina law.

General

Our authorized capital stock consists of 100,000,000 shares of common stock with no par value, of which 20,624,964 shares were issued and outstanding as of December 22, 2023. Our common stock may be issued from time to time without prior approval by our shareholders. Our common stock may be issued for such consideration as may be fixed from time to time by our Board of Directors (the “Board”).

Common Stock

Our Company, a North Carolina corporation, is authorized to issue 100,000,000 shares of common stock with no par value per share. Each share of common stock has one vote per share for all purposes. The holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of our shareholders. Our common stock does not provide preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common shareholders are not entitled to cumulative voting for election of our Board. In the event of a liquidation, dissolution or winding up of our Company, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities.

Holders of common stock are entitled to receive ratably such dividends as may be declared by our Board out of funds legally available therefor as well as any distributions to the common shareholders. We have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

Options and Restricted Stock Units

As of December 22, 2023, we had outstanding (i) options to purchase an aggregate of 147,707 shares of our common stock, with a weighted average exercise price of $11.87 per share, and (ii) 1,977,495 shares reserved for issuance under outstanding unvested restricted stock units, under our 2017 Stock Plan and 2019 Omnibus Stock Incentive Plan.

Warrants

As of December 22, 2023, we had outstanding warrants to purchase an aggregate of 240,100 shares of our common stock, exercisable at a per share exercise price of $11.00, and exercisable at any time through August 4, 2025.

Charter, Bylaw and Statutory Provisions Having Potential “Anti-takeover” Effects

The following paragraphs summarize certain provisions of our Restated Articles of Incorporation, as amended, our Second Amended and Restated Bylaws and North Carolina law that may have the effect, or be used as a means, of delaying or preventing attempts to acquire us, take control of our Company, or to remove or replace incumbent directors, that are not first approved by our Board, even if those proposed actions are favored by our shareholders.

•	Authorized Shares. Our Restated Articles of Incorporation, as amended, currently authorize the issuance of 100,000,000 shares of common stock. Our Board is authorized to approve the issuance of shares of our common stock from time to time. This provision gives our Board flexibility to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and grants of stock options. However, our Board’s authority also could be used, consistent with our Board’s fiduciary duty, to deter future attempts to gain control of the Company by issuing additional common stock to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third party seeks to gain control.

•	Advance Notice of Director Nominations. Our Second Amended and Restated Bylaws provide for advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors. Pursuant to these provisions, to be timely, a shareholder’s notice must meet certain requirements with respect to its content and be received at our principal executive offices, addressed to the secretary of our Company, within the proscribed time periods. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our Company.

•	Special Meetings of Shareholders. Our Second Amended and Restated Bylaws provide that special meetings of our shareholders may be called only by or at the direction of (a) our Board, (b) the Chairman of our Board, or (c) our President of the Company or (d) shareholders holding a majority of outstanding common stock.

•	Amendment of Bylaws. Subject to certain limitations under North Carolina law, our Second Amended and Restated Bylaws may be amended or repealed by either our Board or our shareholders. Therefore, our Board is authorized to amend or repeal bylaws without the approval of our shareholders. However, a bylaw adopted, amended or repealed by our shareholders may not be readopted, amended or repealed by our Board alone unless our articles of incorporation or a bylaw adopted by our shareholders authorizes our Board to adopt, amend or repeal that particular bylaw or the bylaws generally.

•	Action by Written Consent. Our Restated Articles of Incorporation, as amended, provide that no action by written consent of our shareholders can be taken without a meeting.

Choice of Forum

Our Second Amended and Restated Bylaws provide that, unless we consent in writing to the selection of an alternative forum, North Carolina state court is, to the fullest extent permitted by law, the sole and exclusive forum for:

•	any derivative action or proceeding brought on behalf of the Company;

•	any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company’s shareholders;

•	any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the North Carolina Business Corporation Act or the Company’s articles of incorporation or bylaws (as either may be amended from time to time); or

•	any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine.

The enforceability of similar choice of forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our Second Amended and Restated Bylaws to be inapplicable or unenforceable in such action. These provisions would not apply to suits brought to enforce a duty or liability created by the Exchange Act, Securities Act or any other claim for which the federal courts have exclusive or concurrent jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these provisions. Our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our shareholders will not be deemed to have waived our compliance with these laws, rules and regulations.

This provision of our Second Amended and Restated Bylaws could have the effect of discouraging others from attempting hostile takeovers and may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that shareholders may otherwise deem to be in their best interests.

Trading Market

Our common stock is listed on The NASDAQ Capital Market under the symbol “FTHM”.

Transfer Agent

The transfer agent of our common stock is Continental Stock Transfer & Trust Company. Their address is 1 State Street Plaza, 30th Floor, New York, NY 10004.

DESCRIPTION OF PREFERRED STOCK

As of December 22, 2023, no shares of preferred stock had been issued or were outstanding and we are not authorized to issue any shares of preferred stock; however, it is possible that we could amend our Restated Articles of Incorporation, as amended, to authorize the issuance of shares of preferred stock.

We will file as an exhibit to the Registration Statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation or amendment to our Restated Articles of Incorporation, as amended, that describes the terms of any series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include, but not be limited to, the following: (i) the title and stated value; (ii) the number of shares we are offering; (iii) the liquidation preference per share; (iv) the purchase price; (v) the dividend rate, period and payment date and method of calculation for dividends; (vi) whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate; (vii) the provisions for a sinking fund, if any; (viii) the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights; (ix) whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period; (x) whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period; (xi) voting rights, if any, of the preferred stock; (xii) preemptive rights, if any; (xiii) restrictions on transfer, sale or other assignment, if any; (xiv) a discussion of any material United States federal income tax considerations applicable to the preferred stock; (xv) the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; (xvi) any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs and (xvii) any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions as follows and will be filed, along with a form of warrant certificate, as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, the exercise price for shares of our common stock or preferred stock and the number of shares of common stock or preferred stock to be received upon exercise of the warrants;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if warrant holders may not continuously exercise the warrants throughout that period, the specific date or dates on which the warrant holders may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or the common stock issuable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock or preferred stock will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	the redemption or call provisions, if any;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Each warrant will entitle the holder of the warrant to purchase for cash, or via net exercise, an amount of securities at the exercise price set forth in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void.

The transfer agent and registrar, if any, for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of any debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we may offer under a prospectus supplement may differ from the terms described below. For any debt securities that we offer, an indenture (and any relevant supplemental indenture), if required, will contain additional important terms and provisions, the form of which we filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated herein by reference. We will file any definitive indenture as an exhibit to reports that we file with the SEC and incorporate by reference in this prospectus and the applicable prospectus supplement. Any indenture would be qualified under the Trust Indenture Act of 1939, as amended.

With respect to any debt securities that we issue, we will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;

•	the maturity date;

•	the principal amount due at maturity;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be convertible into shares of our common stock or our preferred stock and, if so, the terms of such conversion;

•	whether or not the debt securities will be secured or unsecured by some or all of our assets, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which and the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness, issuing additional securities, or entering into a merger, consolidation or sale of our business;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	any provisions for payment of additional amounts for taxes;

•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	events of default;

•	whether we and/or the indenture trustee may change an indenture without the consent of any holders;

•	the form of debt security and how it may be exchanged and transferred;

•	description of the indenture trustee and paying agent, and the method of payments; and

•	any other specified terms, preferences, rights or limitations of, or restrictions on, the debt securities and any terms that may be required by us or advisable under applicable laws or regulations.

We summarize below the material terms of the form of indenture, if required, or indicate which material terms will be described in the applicable prospectus supplement. The indenture:

•	does not limit the amount of debt securities that we may issue;

•	allows us to issue debt securities in one or more series;

•	does not require us to issue all of the debt securities of a series at the same time;

•	allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

•	provides that the debt securities may be secured or unsecured, as may be set forth in the applicable prospectus supplement.

DESCRIPTION OF THE RIGHTS

The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.

General

We may issue rights to purchase common stock, preferred stock, debt securities or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting, backstop or other arrangements with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our shareholders, we would distribute certificates evidencing the rights and a prospectus supplement to our shareholders on or about the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:

•	the title and aggregate number of the rights;

•	the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;

•	if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;

•	the number or a formula for the determination of the number of the rights issued to each shareholder;

•	the extent to which the rights are transferable;

•	in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;

•	in the case of rights to purchase common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;

•	in the case of rights to purchase units, the type and number of securities comprising the units, and the number of units purchasable upon exercise of one right;

•	the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);

•	if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;

•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the procedures for adjusting the subscription price and number of shares of common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;

•	the effect on the rights of any merger, consolidation, sale or other disposition of our business;

•	the terms of any rights to redeem or call the rights;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the rights;

•	if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of rights agreement and rights certificate that describe the terms of the rights we are offering before the issuance of rights.

Exercise of Rights

Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.

Upon receipt of payment and a rights certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchased upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.

We may determine to offer any unsubscribed offered securities directly to shareholders, to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as described in the applicable prospectus supplement.

Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights or, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

DESCRIPTION OF THE UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities, warrants, or rights in any combination and in one or more series. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may choose to evidence each series of units by unit certificates that we would issue under separate agreements. If we choose to evidence the units by unit certificate, we will enter into unit agreements with a unit agent and will indicate the name and address of the unit agent in the applicable prospectus supplement related to the particular series of units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement, unit certificate, as may be applicable, and any supplemental agreements that describe the terms of the units we are offering before the issuance of the units.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina. Additional legal matters may be passed upon for us, the selling shareholder or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

The financial statements of Fathom Holdings Inc. incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information included in the registration statement or the exhibits. You can find our public filings with the SEC on the internet at a web site maintained by the SEC located at www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The documents incorporated by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 30, 2023, as amended on May 1, 2023;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 11, 2023;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023, filed with the SEC on August 10, 2023;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, filed with the SEC on November 9, 2023;

•	our Current Reports on Form 8-K, filed with the SEC on March 10, April 14, June 28, July 6, August 28, November 13, November 28 and December 4, 2023; and

•	the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on July 28, 2020 pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof and thereof from the date of filing of such documents. However, any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including without limitation any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, shall not be deemed to be incorporated by reference in this prospectus.

Any statement in a document incorporated by reference or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information incorporated by reference into this prospectus. Requests should be directed to the Secretary at Fathom Holdings Inc., 2000 Regency Parkway Drive, Suite 300, Cary, North Carolina 27518, phone (888) 455-6040. You may also find these documents in the “Investors” section of our website, fathomrealty.com. The information on our website is not incorporated into this prospectus.

4,338,003 Shares of Common Stock

PROSPECTUS SUPPLEMENT

March 10, 2025